EXHIBIT 23.2

                      [Letterhead of Deloitte & Touche LLP]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
NCRIC Group, Inc.
Washington, DC

We consent to the incorporation by reference in the Registration Statement No. 333-93619 of NCRIC Group, Inc. on Form S-8 of our report dated March 17, 2005, relating to the consolidated financial statements and financial statement schedules of NCRIC Group, Inc., appearing in the Annual Report on Form 10-K of NCRIC Group, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

McLean, VA
March 17, 2005